Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(3,729,802)
Unrealized Gain (Loss) on Market Value of Futures	(1,993,828)
Interest Income	13,141
Total Income (Loss)	$(5,710,489)

Expenses
K-1 Tax Expense	$23,555
Audit Fees	7,524
Investment Advisory Fee	5,585
Brokerage Commissions	928
NYMEX License Fee	289
Non-interested Directors' Fees and Expenses	141
Total Expenses	38,022
K-1 Tax Expense Waiver	(22,456)
Audit Fees Waiver	(6,975)
Net Expenses	$8,591
Net Gain (Loss)	$(5,719,080)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/08	$14,867,074
Net Gain (Loss)	(5,719,080)

Net Asset Value End of Period	$9,147,994
Net Asset Value Per Unit (300,000 Units)	$30.49

To the Limited Partners of the United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502